POWER OF ATTORNEY

      KNOW  ALL PERSONS  BY THESE  PRESENTS,  that I hereby constitute  and appoint Kim K.W. Rucker, Carrie P. Ryan, and Jean M. Mosel, and each ofthem, as my true and lawful attorney-in-fact  and agent and in my name, place and stead, in any and all capacities, to sign any or all Forms 3, 4, and 5 relating to equity securities of Tesoro

Corporation (the "Company") pursuant to the requirements of Section 16 of the Securities

Exchange   Act  of   1934,   and   to  file  the  same   with  the   Securities   and  Exchange

Commission  and the New York Stock Exchange, granting unto said attorney-in-fact  and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises,  as fully to all intents and purposes as I might or could do in person, hereby ratifying and affirming all that said attorney-in-fact

and agent  may lawfully  do or cause  to be done  by virtue  hereof.   This authorization,

unless  earlier  revoked  by me in writing,  shall  be valid  until my  reporting  obligations under Section 16 with respect to equity securities of the Company shall cease.

Date:  May  12, 2016

Rodney F. Chase

Print name